Exhibit 1.4

This is not a Letter of Transmittal. This Notice of Guaranteed Delivery is for use in accepting the Offer (as defined below).

NOTICE OF GUARANTEED DELIVERY

for Deposit of Common Shares and associated Rights

issued under the Shareholder Rights Plan

of

SULLIDEN EXPLORATION INC.

Pursuant to the Offer dated November 28, 2007 made by

CENTURY MINING CORPORATION

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 PM (TORONTO TIME)
ON JANUARY 30, 2008 (“EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.
SEE SECTION 4 OF THE OFFER, “TIME FOR ACCEPTANCE”.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR
SHARE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER
YOUR SHARE CERTIFICATES TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer dated November 28, 2007 (the “Offer”) made by Century Mining Corporation (the “Offeror”), to purchase all of the outstanding common shares (“Common Shares”) and associated Rights (collectively, the “Sulliden Shares”) of Sulliden Exploration Inc. (“Sulliden”), a corporation existing under the laws of Québec, in exchange for 0.72 of a common share of the Offeror per Sulliden Share,  if certificates representing the Sulliden Shares to be deposited are not immediately available or if the holder of Sulliden Shares (the “Shareholder”) is not able to deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time (as defined in the Offer). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at its office in Toronto, Ontario at the address or facsimile number, listed in this Notice of Guaranteed Delivery.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer (the “Offer”) and accompanying Circular (together, the “Offer and Circular”) dated November 28, 2007 have the meanings ascribed to them in the Offer and Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set forth in Section 5 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, if a Shareholder wishes to deposit Sulliden Shares pursuant to the Offer and certificates representing such Sulliden Shares are not immediately available or the Shareholder cannot deliver the certificates and all other required documents to the Depositary by the Expiry Time, those Sulliden Shares may nevertheless be deposited pursuant to the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)           the deposit is made only at the principal office of the Depositary in Toronto, Ontario or by or through an Eligible Institution;

(b)                                 this Notice of Guaranteed Delivery or a manually signed facsimile hereof, properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form specified below, is received by the Depositary at its office in Toronto, Ontario as set out below, at or before the Expiry Time;

(c)                                  the certificate(s) representing all deposited Common Shares and, if the Separation Time under the Rights Plan has occurred before the Expiry Time and Rights certificate(s) have been distributed to Shareholders before the Expiry Time, the Rights certificate(s) representing the Rights, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (the “Letter of Transmittal”) or a manually signed facsimile thereof, relating to such Sulliden Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario at the address specified below before 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the “TSX”) after the date on which the Expiry Time occurs; and

(d)                                 in the case of Rights where the Separation Time has occurred prior to the Expiry Time but Rights certificates have not been distributed to Shareholders prior to the Expiry Time, the certificate(s) representing the deposited rights, in proper form for transfer together with the Letter of Transmittal (or a manual facsimile thereof), properly completed and duly executed, covering the deposited Rights, and all other documents required by the Letter of Transmittal are received by the Depositary at its office in Toronto, Ontario before 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights certificates are distributed to Shareholders.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers, Inc. or banks or trust companies in the United States.

The undersigned understands and acknowledges that payment for Sulliden Shares tendered pursuant to the Letter of Transmittal will be made only after timely receipt by the Depositary of (i) such Sulliden Shares, and (ii) a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Sulliden Shares on the purchase price of Sulliden Shares purchased by the Offeror, regardless of any delay in making payment of such purchase price, and that the consideration for Sulliden Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Sulliden Shares delivered to the Depositary before the Expiry Time, even if the Sulliden Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Sulliden Shares is not made, until after the take-up and payment for the Sulliden Shares pursuant to the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:	CENTURY MINING CORPORATION
TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail	By Registered Mail, Hand or by Courier:	By Facsimile Transmission:
P.O. Box 7021	9th Floor	1-905-771-4082
31 Adelaide Street East	100 University Avenue
Toronto, Ontario	Toronto, Ontario
M5C 3H2	M5J 2Y1
Canada	Canada
Attention: Corporate Actions	Attention: Corporate Actions
Toll Free (North America): 1-800-564-6253
Overseas: 1-514-982-7555

THIS NOTICE OF GUARANTEED DELIVERED MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO PROVIDED ABOVE AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and Circular and Letter of Transmittal, receipt of which is hereby acknowledged, the Sulliden Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

COMMON SHARES (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery.)
Common Share Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificates.)	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL

RIGHTS** (To be completed if necessary)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s)	Number of Rights Represented by Certificate	Number of Rights Deposited*

TOTAL

*	Unless otherwise indicated, the total number of Common Shares and Rights evidenced by all certificates delivered will be deemed to have been deposited.
**

Until the Separation Time, if any, certificates representing Common Shares also represent an equivalent number of Rights, no entry for Rights is required in this Box. If the Separation Time occurs and Rights certificates have been delivered to holders of Common Shares, specify certificates representing Rights in this Box. Note that in any case, a deposit of Common Shares constitutes an agreement by the undersigned to deliver Rights certificate(s) representing Rights equal in number to the number of deposited Common Shares to the Depositary , as applicable, within three trading days on the TSX after the date, if any, that Rights certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary, as applicable, receive, prior to taking up the Common Shares for payment pursuant to the Offer, Rights certificate(s) from the undersigned representing Rights equal in number to the Common Shares deposited.

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Zip Code/Postal Code

Daytime Telephone Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Sulliden Shares deposited hereby in proper form for transfer, together with a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees, covering the deposited Sulliden Shares and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print or type)

Zip Code/Postal Code	Title

Area Code and Telephone Number	Date